                                                                      EXHIBIT 11

                              BIG CITY RADIO, INC.
                       COMPUTATION OF EARNINGS PER SHARE

                                                              THREE MONTHS                   SIX MONTHS
                                                             ENDED JUNE 30,                ENDED JUNE 30,
                                                      ----------------------------  -----------------------------
                                                          1999           1998            1999           1998
                                                      -------------  -------------  --------------  -------------
Net loss............................................  $  (6,540,000) $  (5,459,000) $  (12,755,000) $  (8,745,000)
                                                      -------------  -------------  --------------  -------------
                                                      -------------  -------------  --------------  -------------
Weighted average number of shares
  outstanding--basic:
  Weighted average number of common shares
    outstanding.....................................     14,069,275     13,988,913      14,069,275     13,982,253
Dilutive effect of stock options after application
  of treasury stock method..........................             --             --              --             --
                                                      -------------  -------------  --------------  -------------
Weighted average number of shares outstanding.......     14,069,275     13,988,913      14,069,275     13,982,253
                                                      -------------  -------------  --------------  -------------
                                                      -------------  -------------  --------------  -------------
Net loss per share:
  Basic and dilutive (a)............................  $       (0.46) $       (0.39) $        (0.91) $       (0.63)
                                                      -------------  -------------  --------------  -------------
                                                      -------------  -------------  --------------  -------------
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(a) In calculating diluted earnings per share, no potential shares of common stock are to be included in the computation of diluted earnings per share when a loss from continuing operations available to common stockholders exists. For the three and six months ended June 30, 1999 and 1998, the
    Company had a loss from continuing operations.